EXHIBIT (21)

The Procter & Gamble Company and Subsidiaries

Subsidiaries of the Registrant

The Procter & Gamble Company and Subsidiaries

The registrant's subsidiaries are listed below, omitting certain entities that have de minimis activity that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of June 30, 2022.

SUBSIDIARIES OF THE PROCTER & GAMBLE COMPANY	Jurisdiction
1837, LLC	Ohio
Agile Pursuits Franchising, Inc.	Ohio
Agile Pursuits, Inc.	Ohio
Arbora & Ausonia, S.L.U.	Spain
Braun (Shanghai) Co., Ltd.	China
Braun GmbH	Germany
Celtic Insurance Company, Inc.	Vermont
Charlie Banana (USA), LLC	Delaware
Detergent Products B.V.	Netherlands
Detergent Products Sarl	Switzerland
Detergenti S.A.	Romania
Farmacy Beauty Japan Kabushiki Kaisha	Japan
Farmacy Beauty, LLC	New Jersey
Farmacy Korea Co., Ltd.	Korea
Fater Central Europe SRL	Romania
Fater Eastern Europe LLC	Russia
Fater Portugal Unipessoal Lda	Portugal
Fater S.p.A.	Italy
Fater Temizlik Urunleri Ltd STI	Turkey
First Aid Beauty Limited	Delaware
Fountain Square Music Publishing Co., Inc.	Ohio
FPG Oleochemicals Sdn. Bhd.	Malaysia
Gillette (China) Limited	China
Gillette (Shanghai) Ltd.	China
Gillette Australia Pty. Ltd.	Australia
Gillette Commercial Operations North America	Massachusetts
Gillette del Uruguay, S.A.	Uruguay
Gillette Diversified Operations Pvt. Ltd.	India
Gillette Dominicana, S.A.S.	Dominican Republic
Gillette Egypt S.A.E.	Egypt
Gillette Holding Company LLC	Delaware
Gillette Holding GmbH	Germany
Gillette India Limited	India
Gillette Industries Ltd.	U.K.
Gillette Latin America Holding B.V.	Netherlands
Gillette Management, LLC	Delaware
Gillette Pakistan Limited	Pakistan
Gillette Poland International Sp. z.o.o.	Poland
Gillette U.K. Limited	U.K.
Grooming Ventures - FL LLC	Florida
Grooming Ventures LLC	Delaware
Hyginett KFT	Hungary
iMFLUX Inc.	Delaware
Industries Marocaines Modernes SA	Morocco
Ismail Abudawood Procter & Gamble - Dammam	Saudi Arabia
Laboratoire Mediflor S.A.S.	France
Laboratorios Vicks, S.L.U.	Spain
Lamberts Healthcare Ltd.	U.K.
Liberty Street Music Publishing Company, Inc.	Ohio
LLC "Procter & Gamble - Novomoskovsk"	Russia

LLC 'Procter & Gamble Trading Ukraine'	Ukraine
LLC with foreign investments “Procter & Gamble Ukraine”	Ukraine
Modern Products Company - Jeddah	Saudi Arabia
Nature's Best Health Products Ltd.	U.K.
New Chapter Canada Inc.	Canada
New Chapter, Inc.	Delaware
Oral-B Laboratories	Delaware
P&G Consumer Health Germany GmbH	Germany
P&G Distribution East Africa Limited	Kenya
P&G Distribution Morocco SAS	Morocco
P&G Hair Care Holding, Inc.	Delaware
P&G Health Austria GmbH & Co. OG	Austria
P&G Health Belgium BV	Belgium
P&G Health France S.A.S.	France
P&G Health Germany GmbH	Germany
P&G Healthcare (Zhejiang) Company Limited	China
P&G Industrial Peru S.R.L.	Peru
P&G Innovation Godo Kaisha	Japan
P&G Investment Management Ltd.	United Arab Emirates
P&G Israel M.D.O. Ltd.	Israel
P&G Japan G.K.	Japan
P&G K.K.	Japan
P&G Northeast Asia Pte. Ltd.	Singapore
P&G Prestige Godo Kaisha	Japan
P&G South African Trading (Pty.) Ltd.	South Africa
"Petersburg Products International" LLC	Russia
PG 13 Launchpad Alpha, Inc.	Delaware
PG13 Launchpad Beta, Inc.	Delaware
PG13 Launchpad Gamma, Inc.	Delaware
Phase II Holdings Corporation	Philippines
Principle Forsaking AB	Sweden
Procter & Gamble (Chengdu) Ltd.	China
Procter & Gamble (China) Ltd.	China
Procter & Gamble (China) Sales Co., Ltd.	China
Procter & Gamble (Guangzhou) Consumer Products Co., Ltd.	China
Procter & Gamble (Guangzhou) Enterprise Management Service Company Limited	China
Procter & Gamble (Guangzhou) Ltd.	China
Procter & Gamble (Guangzhou) Technology Innovation Co., LTD.	China
Procter & Gamble (Guangzhour) Commerce Co. Ltd.	China
Procter & Gamble (Health & Beauty Care) Limited	U.K.
Procter & Gamble (Jiangsu) Ltd.	China
Procter & Gamble (L&CP) Limited	U.K.
Procter & Gamble (Malaysia) Sdn Bhd	Malaysia
Procter & Gamble (Manufacturing) Ireland Limited	Ireland
Procter & Gamble (Singapore) Pte. Ltd.	Singapore
Procter & Gamble Algeria EURL	Algeria
Procter & Gamble Amiens S.A.S.	France
Procter & Gamble Arabia L.L.C.	United Arab Emirates
Procter & Gamble Argentina SRL	Argentina
Procter & Gamble Asia Pte. Ltd.	Philippines
Procter & Gamble Australia Proprietary Limited	Australia
Procter & Gamble Azerbaijan Services LLC	Azerbaijan
Procter & Gamble Bangladesh Private Ltd.	Bangladesh
Procter & Gamble Blois S.A.S.	France
Procter & Gamble Brazil Holdings B.V.	Netherlands

Procter & Gamble Bulgaria EOOD	Bulgaria
Procter & Gamble Business Services Canada Company	Canada
Procter & Gamble Canada Holding B.V.	Netherlands
Procter & Gamble Chile Limitada	Chile
Procter & Gamble Colombia Ltda.	Colombia
Procter & Gamble Commercial LLC	Puerto Rico
Procter & Gamble Czech Republic s.r.o.	Czech Republic
Procter & Gamble d.o.o. za trgovinu	Croatia
Procter & Gamble Danmark ApS	Denmark
Procter & Gamble de Venezuela, S.C.A.	Venezuela
Procter & Gamble de Venezuela, S.R.L.	Venezuela
Procter & Gamble Detergent (Beijing) Ltd.	China
Procter & Gamble Deutschland GmbH	Germany
Procter & Gamble Distributing (Philippines) Inc.	Philippines
Procter & Gamble Distribution Company (Europe) BV	Belgium
Procter & Gamble Distribution S.R.L.	Romania
Procter & Gamble Distributorskaya Compania LLC	Russia
Procter & Gamble do Brasil Ltda.	Brazil
Procter & Gamble do Brazil, LLC	Delaware
Procter & Gamble doo Beograd	Serbia and Montenegro
Procter & Gamble DS Polska Sp. z o.o.	Poland
Procter & Gamble Eastern Europe, LLC	Ohio
Procter & Gamble Ecuador Cia. Ltda.	Ecuador
Procter & Gamble Egypt	Egypt
Procter & Gamble Egypt Distribution	Egypt
Procter & Gamble Egypt Holding	Egypt
Procter & Gamble Egypt Supplies	Egypt
Procter & Gamble Energy Company LLC	Ohio
Procter & Gamble España, S.A.U.	Spain
Procter & Gamble Far East, Inc.	Ohio
Procter & Gamble Finance Holding Ltd.	U.K.
Procter & Gamble Finance Management S.a.r.l.	Luxembourg
Procter & Gamble Financial Investments LLP	U.K.
Procter & Gamble Financial Services Ltd.	U.K.
Procter & Gamble Finland OY	Finland
Procter & Gamble France S.A.S.	France
Procter & Gamble Germany GmbH	Germany
Procter & Gamble Germany GmbH & Co. Operations oHG	Germany
Procter & Gamble Ghana Trading Limited	Ghana
Procter & Gamble GmbH	Germany
Procter & Gamble Grundstucks-und Vermogensverwaltungs GmbH & Co. KG	Germany
Procter & Gamble Gulf FZE	United Arab Emirates
Procter & Gamble Hair Care, LLC	Delaware
Procter & Gamble Health Limited	India
Procter & Gamble Health Ltd.	U.K.
Procter & Gamble Health Poland Sp. z o.o.	Poland
Procter & Gamble Hellas Single Member Ltd.	Greece
Procter & Gamble Holding (Thailand) Limited	Thailand
Procter & Gamble Holding France S.A.S.	France
Procter & Gamble Holding GmbH	Germany
Procter & Gamble Holding S.r.l.	Italy
Procter & Gamble Home Products Private Limited	India
Procter & Gamble Honduras S de RL	Honduras
Procter & Gamble Hong Kong Limited	Hong Kong
Procter & Gamble Hungary Wholesale Trading Partnership (KKT)	Hungary

Procter & Gamble Hygiene & Health Care Limited	India
Procter & Gamble Inc.	Canada
Procter & Gamble India Holdings, Inc.	Ohio
Procter & Gamble Indochina Company Limited	Vietnam
Procter & Gamble Industrial - 2012 C.A.	Venezuela
Procter & Gamble Industrial e Comercial Ltda.	Brazil
Procter & Gamble Industrial S.C.A.	Venezuela
Procter & Gamble Interamericas de Costa Rica, Limitada	Costa Rica
Procter & Gamble Interamericas de El Salvador, Limitada de Capital Variable	El Salvador
Procter & Gamble Interamericas de Guatemala, Limitada	Guatemala
Procter & Gamble Interamericas de Panama, S. de R.L.	Panama
Procter & Gamble International Operations SA	Switzerland
Procter & Gamble International Operations SA-ROHQ	Philippines
Procter & Gamble International Sarl	Switzerland
Procter & Gamble Italia, S.p.A.	Italy
Procter & Gamble Kazakhstan Distribution LLP	Kazakhstan
Procter & Gamble Korea S&D Co.	Korea
Procter & Gamble Korea, Inc.	Korea
Procter & Gamble Leasing LLC	Ohio
Procter & Gamble Levant S.A.L.	Lebanon
Procter & Gamble Limited	U.K.
Procter & Gamble LLC	Russia
Procter & Gamble Manufacturing (Thailand) Limited	Thailand
Procter & Gamble Manufacturing (Tianjin) Co. Ltd.	China
Procter & Gamble Manufacturing Belgium N.V.	Belgium
Procter & Gamble Manufacturing Berlin GmbH	Germany
Procter & Gamble Manufacturing GmbH	Germany
Procter & Gamble Manufacturing Mexico S. de R.L. de C.V.	Mexico
Procter & Gamble Manufacturing SA (Pty) Ltd	South Africa
Procter & Gamble Marketing Romania SRL	Romania
Procter & Gamble Mataro, S.L.U.	Spain
Procter & Gamble Mexico (US) LLC	Delaware
Procter & Gamble Mexico S. de R.L. de C.V.	Mexico
Procter & Gamble Middle East FZE	United Arab Emirates
Procter & Gamble Nederland B.V.	Netherlands
Procter & Gamble Netherlands Services B.V.	Netherlands
Procter & Gamble Nigeria Limited	Nigeria
Procter & Gamble Norge AS	Norway
Procter & Gamble Operations Polska Sp. z o.o.	Poland
Procter & Gamble Overseas India B.V.	Netherlands
Procter & Gamble Pakistan (Private) Limited	Pakistan
Procter & Gamble Peru S.R.L.	Peru
Procter & Gamble Philippines Business Services Inc.	Philippines
Procter & Gamble Philippines, Inc.	Philippines
Procter & Gamble Polska Sp. z o.o	Poland
Procter & Gamble Portugal - Produtos De Consumo, Higiene e Saúde S.A.	Portugal
Procter & Gamble Product Supply (U.K.) Limited	U.K.
Procter & Gamble Productions, Inc.	Ohio
Procter & Gamble Retail Services Sarl	Switzerland
Procter & Gamble RHD, Inc.	Ohio
Procter & Gamble RSC Regional Service Company Ltd.	Hungary
Procter & Gamble S.r.l.	Italy
Procter & Gamble Service, GmbH	Germany
Procter & Gamble Services Company N.V.	Belgium
Procter & Gamble Sverige AB	Sweden

Procter & Gamble Taiwan Limited	Taiwan
Procter & Gamble Taiwan Sales Company Limited	Taiwan
Procter & Gamble Technical Centres Limited	U.K.
Procter & Gamble Technology (Beijing) Co., Ltd.	China
Procter & Gamble Trading (Thailand) Limited	Thailand
Procter & Gamble Tuketim Mallari Sanayii A.S.	Turkey
Procter & Gamble UK	U.K.
Procter & Gamble UK Group Holdings Ltd	U.K.
Procter & Gamble Vietnam Company Limited	Vietnam
Procter & Gamble West Africa Sarl	Switzerland
Procter & Gamble, Spol. s.r.o. (Ltd.)	Slovak Republic
Procter & Gamble-Rakona s.r.o.	Czech Republic
Procter and Gamble Lanka (Private) Limited	Sri Lanka
Progam Realty & Development Corporation	Philippines
PT Procter & Gamble Home Products Indonesia	Indonesia
PT Procter & Gamble Operations Indonesia	Indonesia
Redmond Products, Inc.	Minnesota
Richardson-Vicks Real Estate Inc.	Ohio
Riverfront Music Publishing Co., Inc.	Ohio
Rosemount LLC	Delaware
Series Acquisition B.V.	Netherlands
Seven Seas Limited	U.K.
Shulton, Inc.	New Jersey
Snowberry New Zealand Limited	New Zealand
SPD Development Company Limited	U.K.
SPD Swiss Precision Diagnostics GmbH	Switzerland
Sunflower Distributing LLC	Delaware
Tambrands Inc.	Delaware
TAOS - FL, LLC	Florida
Temple Trees Impex & Investment Private Limited	India
The Dover Wipes Company	Ohio
The Gillette Company LLC	Delaware
The Procter & Gamble Distributing LLC	Delaware
The Procter & Gamble Global Finance Company, LLC	Ohio
The Procter & Gamble Manufacturing Company	Ohio
The Procter & Gamble Paper Products Company	Ohio
The Procter & Gamble U.S. Business Services Company	Ohio
This is L. Inc.	Delaware
TULA Life, Inc.	Delaware
United Beauty Brands, LLC	California
US CD LLC	Delaware
Vidal Sassoon (Shanghai) Academy	China
VitaminHaus Pty Ltd	Australia
VitaminHaus Pty Ltd	U.K.
Walker & Co. Brands, Inc.	Delaware
Zenlen, Inc.	Delaware
ZeroBrush, Inc.	Delaware